Exhibit 21.1

List of Subsidiaries of Universal Insurance Holdings, Inc.

This schedule contains a list of subsidiaries of Universal Insurance Holdings, Inc. as of December 31, 2000.

ENTITY NAME                                               JURISDICTION OF
                                                          INCORPORATION
Universal Insurance Holding Co. of Florida                Florida
Universal Risk Advisors                                   Florida
Universal Property & Casualty Insurance Company           Florida
Universal Risk Life Advisors, Inc.                        Florida
Universal Adjusting Corp.                                 Florida
Universal Florida Insurance Agency, Inc.                  Florida
U.S. Insurance Solutions, Inc.                            Florida
U.S.A. Insurance Solutions, Inc.                          Florida
Universal Life Support Corporation                        Florida
Universal Inspection Corporation                          Florida
Pinpoint Adjusting Corporation                            Florida
Pinpoint Inspection Corporation                           Florida
Capital Resources Group, Ltd.                             British Virgin Islands
Tigerquote.com Managing General Agency, Inc.              Florida
Tigerquote.com Life Managing General Agency, Inc.         Florida
Tigerquote.Com Insurance & Financial Services Group, Inc. Delaware
Tigerquote.Com Insurance Solutions, Inc.                  Delaware
Tigerquote.com Insurance Solutions of Arizona, Inc.       Arizona
Tigerquote.com Insurance Services of California, Inc.     California
Tigerquote.com Insurance Solutions of Colorado, Inc.      Colorado
Tigerquote.com Insurance Agency of Georgia, Inc.          Georgia
Tigerquote.com Insurance Solutions of Illinois, Inc.      Illinois
Tigerquote.com Insurance Solutions of Indiana, Inc.       Indiana
Tigerquote.com Insurance Solutions of Iowa, Inc.          Iowa
Tigerquote.com Insurance Solutions of Kentucky, Inc.      Kentucky
Tigerquote.com Insurance Services of Michigan, Inc.       Michigan
Tigerquote.com Insurance Solutions of Missouri, Inc.      Missouri
Tigerquote.com Insurance Solutions of Nevada, Inc.        Nevada
Tigerquote.com Insurance Agency of New York, Inc.         New York
Tigerquote.com Insurance Solutions of Ohio, Inc.          Ohio
Tigerquote.com Insurance Solutions of Oregon, Inc.        Oregon
Tigerquote.com Insurance Solutions of Pennsylvania, Inc.  Pennsylvania
Tigerquote.com Insurance Solutions of Tennessee, Inc.     Tennessee
Tigerquote.com Insurance Solutions of Texas, Inc.         Texas
Tigerquote.com Insurance Solutions of Vermont, Inc.       Vermont
Tigerquote.com Insurance Solutions of Virginia, Inc.      Virginia
Tigerquote.com Insurance Solutions of Washington, Inc.    Washington
Tigerquote.com Insurance Services of Wisconsin, Inc.      Wisconsin
World Financial Resources, Ltd. (Barbados) (inactive)     Barbados
Izano Sports Company, LC (inactive)                       Florida